Exhibit 10.1

INVESTMENT ADVISORY AGREEMENT
BETWEEN 26NORTH BDC, INC. AND 26NORTH DIRECT LENDING LP

This Investment Advisory Agreement (this "Agreement") made effective as of  [●], 2023 (the "Effective Date"), by and between 26NORTH BDC, INC., a Maryland corporation (the "Corporation"), and 26NORTH DIRECT LENDING LP, a Delaware limited partnership (the "Adviser").

WHEREAS, the Corporation is a closed-end, non-diversified management investment company that intends to elect to be regulated as a business development company under the Investment Company Act of 1940, as amended (the "Investment Company Act");

WHEREAS, the Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Investment Advisers Act"); and

WHEREAS, the Corporation desires to retain the Adviser to furnish investment advisory services to the Corporation on the terms and conditions hereinafter set forth, and the Adviser wishes to be retained to provide such services.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties agree as follows:

1.             Duties of the Adviser.

(a)             The Corporation appoints the Adviser to act as the investment adviser to the Corporation and to manage the investment and reinvestment of the assets of the Corporation, subject to the supervision of the board of directors of the Corporation (the "Board of Directors"), for the period and upon the terms herein set forth, in accordance with the: (x) investment objective, policies and restrictions that are set forth in the Corporation's private placement memorandum and/or registration statements submitted or filed by the Corporation with the Securities and Exchange Commission (the "SEC"), in each case as the same may be amended from time to time; (y) Investment Company Act, Investment Advisers Act and all other applicable federal and state laws; and (z) Corporation's charter and bylaws, in each case as the same may be amended from time to time. Without limiting the generality of the foregoing, the Adviser shall, during the term and subject to the provisions of this Agreement: (i) determine the composition of the portfolio of the Corporation, the nature and timing of the changes therein and the manner of implementing such changes; (ii) identify/source, research, evaluate and negotiate the structure of the investments made by the Corporation (including performing due diligence on prospective portfolio companies); (iii) execute, close, service and monitor the Corporation's investments; (iv) determine the securities and other assets that the Corporation will purchase, retain or sell; and (v) provide the Corporation with such other investment advisory, research and related services as the Corporation may, from time to time, reasonably require for the investment of its funds. Subject to the supervision of the Board of Directors, the Adviser shall have the power and authority on behalf of the Corporation to effectuate its investment decisions for the Corporation, including the execution and delivery of all documents relating to the Corporation's investments and the placing of orders for other purchase or sale transactions on behalf of the Corporation, and the Corporation's allocation of brokerage commissions. In the event that the Corporation, consistent with its investment objective and policies, determines to acquire debt financing or to refinance existing debt financing, the Adviser shall arrange for such financing on the Corporation's behalf, subject to the oversight and approval of the Board of Directors. If it is necessary or appropriate for the Adviser to make investments on behalf of the Corporation through a subsidiary or special purpose vehicle, the Adviser shall have authority to create or arrange for the creation of such subsidiary or special purpose vehicle and to make such investments through such subsidiary or special purpose vehicle in accordance with the Investment Company Act. The Corporation also grants to the Adviser power and authority to engage in all activities and transactions (and anything incidental thereto) that the Adviser deems appropriate, necessary or advisable to carry out its duties pursuant to this Agreement, including the authority to provide, on behalf of the Corporation, significant managerial assistance to the Corporation's portfolio companies to the extent required by the Investment Company Act or otherwise deemed appropriate by the Adviser.

(b)             The Adviser accepts such appointment and agrees during the term hereof to render the services described herein for the compensation provided herein.

(c)             Subject to the requirements of the Investment Company Act, the Adviser is authorized, but not required, to enter into one or more sub-advisory agreements with other investment advisers (each, a "Sub-Adviser") pursuant to which the Adviser may obtain the services of the Sub-Adviser(s) to assist the Adviser in fulfilling its responsibilities hereunder. Specifically, the Adviser may retain a Sub-Adviser to recommend specific securities or other investments based upon the Corporation's investment objective and policies, and work, along with the Adviser, in structuring, negotiating, arranging or effecting the acquisition or disposition of such investments and monitoring investments on behalf of the Corporation, subject in all cases to the oversight of the Adviser and the Corporation. The Adviser, and not the Corporation, shall be responsible for any compensation payable to any Sub-Adviser. Any sub-advisory agreement entered into by the Adviser shall be in accordance with the requirements of the Investment Company Act, the Investment Advisers Act and other applicable federal and state laws. Nothing in this subsection (c) will obligate the Adviser to pay any expenses that are expenses of the Corporation under Section 2 hereof.

(d)             For all purposes herein provided, the Adviser, and any Sub-Adviser, shall be deemed to be an independent contractor and, except as expressly provided or authorized herein, shall have no authority to act for or represent the Corporation in any way or otherwise be deemed an agent of the Corporation.

(e)             The Adviser shall keep and preserve, in the manner and for the period required by the Investment Company Act, any books and records relevant to the provision of its investment advisory services to the Corporation, shall specifically maintain all books and records in accordance with Section 31(a) of the Investment Company Act with respect to the Corporation's portfolio transactions and shall render to the Board of Directors such periodic and special reports as the Board of Directors may reasonably request. The Adviser agrees that all records that it maintains for the Corporation are the property of the Corporation and shall surrender promptly to the Corporation any such records upon the Corporation's request, provided that the Adviser may retain a copy of such records.

2.             Corporation's Responsibilities and Expenses Payable by the Corporation. Except as otherwise provided herein or in the administration agreement dated as of [●], 2023 (as amended from time to time, the "Administration Agreement"), between the Corporation and the Corporation's administrator (the "Administrator") or in any other related agreement, written arrangement or set of policies, all investment professionals of the Adviser and their respective staffs, when and to the extent engaged in providing investment advisory and management services hereunder, and the compensation and routine overhead expenses of such personnel allocable to such services, shall be provided and paid for by the Adviser and not by the Corporation. The Corporation shall bear all other costs and expenses of its operations and transactions, including those relating to:

(a)	organizational expenses of the Corporation;

(b)	calculating the net asset value of the Corporation, including the cost and expenses of any independent valuation firm or service;

(c)	fees and expenses incurred by the Adviser and payable to third parties, including agents, consultants or other advisors, in monitoring financial and legal affairs for the Corporation and in monitoring the Corporation's investments, performing due diligence on prospective portfolio companies, and if necessary, in respect of enforcing the Corporation's rights with respect to investments in existing portfolio companies, or otherwise relating to, or associated with, evaluating and making investments, which fees and expenses include, among other items, due diligence reports, appraisal reports, research and market data services (including an allocable portion of any research or other service that may be deemed to be bundled for the benefit of the Corporation), any studies commissioned by the Adviser and travel and lodging expenses;

(d)	interest payable on debt, if any, incurred by the Corporation to finance its investments, debt service and all other costs of borrowings or other financing arrangements (including fees and other expenses), and expenses related to unsuccessful portfolio acquisition efforts;

(e)	offerings of the common stock and other securities of the Corporation, including any public offering of the common stock of the Corporation;

(f)	investment advisory and management fees and incentive fees;

(g)	administration fees and expenses payable under the Administration Agreement and any sub-administration agreements;

(h)	fees payable to third parties, including agents, consultants or other advisors, relating to, or associated with, evaluating and making investments in portfolio companies, including costs associated with meeting financial sponsors;

(i)	fees incurred by the Corporation for escrow agent, transfer agent, dividend agent and custodial fees and expenses;

(j)	U.S. federal and state registration and franchise fees;

(k)	all costs of registration and listing of the Corporation's securities on any securities exchange, including in connection with an Exchange Listing (as defined in Schedule A hereto);

(l)	fees payable to rating agencies;

(m)	U.S. federal, state and local taxes;

(n)	independent directors' fees and expenses;

(o)	costs of any reports, proxy statements or other notices to stockholders, including printing and mailing costs;

(p)	costs associated with individual or group stockholders, including the costs of any stockholders' meetings and the compensation of investor relations personnel responsible for the preparation of the foregoing and related matters;

(q)	costs of preparing financial statements and maintaining books and records;

(r)	costs of preparing and filing reports or other documents with the Securities and Exchange Commission, Financial Industry Regulatory Authority, U.S. Commodity Futures Trading Commission and other regulatory bodies, and other reporting and compliance costs, and the costs associated with reporting and compliance obligations under the Investment Company Act and any other applicable federal and state securities laws, and the compensation of professionals responsible for the foregoing;

(s)	costs associated with compliance with Sarbanes-Oxley Act of 2002, as amended;

(t)	the Corporation's allocable portion of any fidelity bond, directors' and officers' errors and omissions liability insurance policies, and any other insurance premiums;

(u)	direct costs and expenses of administration, including printing, mailing, long distance telephone, cellular phone and data service, copying, secretarial and other staff, independent auditors and outside legal costs;

(v)	proxy voting expenses;

(w)	costs of effecting sales and any repurchases of shares of the Corporation's common stock and other securities;

(x)	fees and expenses associated with marketing efforts (including attendance at investment conferences and similar events), design and website expenses;

(y)	allocable out-of-pocket costs incurred in providing managerial assistance to those portfolio companies that request it;

(z)	commissions and other compensation payable to brokers or dealers;

(aa)	costs of information technology and related costs, including costs related to software, hardware and other technological systems (including specialty and custom software);

(bb)	indemnification payments;

(cc)	costs incurred in connection with any claim, litigation, arbitration, mediation, government investigation or dispute in connection with the business of the Corporation and the amount of any judgment or settlement paid in connection therewith;

(dd)	extraordinary expenses or liabilities incurred by the Corporation outside of the ordinary course of its business;

(ee)	costs of derivatives and hedging;

(ff)	certain costs and expenses relating to distributions paid on the shares of the Corporation's common stock;

(gg)	all fees, costs and expenses, if any, incurred by or on behalf of the Corporation in developing, negotiating and structuring prospective or potential investments that are not ultimately made, including any reverse termination fees and any liquidated damages, commitment fees that become payable in connection with any proposed investment that is not ultimately made, forfeited deposits or similar payments, including expenses relating to unconsummated investments that may have been attributable to co-investors had such investments been consummated;

(hh)	costs and expenses (including travel) in connection with the diligence and oversight of the Corporation's service providers;

(ii)	fees, costs and expenses of winding up and liquidating the Corporation's assets;

(jj)	costs associated with technology integration between the Corporation's systems and those of the Corporation's participating intermediaries;

(kk)	all travel and related expenses of the Corporation's and Adviser's directors, officers, managers, agents and employees incurred in connection with attending meetings of the Board or holders of our securities or performing other business activities that relate to the Corporation;

(ll)	dues, fees and charges of any trade association of which the Corporation is a member;

(mm)	costs associated with events and trainings of the Board (including travel);

(nn)	costs incurred in connection with the formation or maintenance of entities or vehicles to hold the Corporation's assets for tax or other purposes; and

(oo)	any and all other expenses incurred by the Corporation or the Administrator in connection with administering the Corporation's business, including payments made under the Administration Agreement based upon the Corporation's allocable portion (subject to the review and approval of the Corporation's independent directors) of the Administrator's overhead in performing its obligations under the Administration Agreement, including rent and the allocable portion of the costs of the compensation, benefits and related administrative expenses (including travel expenses) of the Corporation's officers who provide operational, administrative, legal, compliance, finance and accounting services to the Corporation, including the Corporation's chief compliance officer and chief financial officer, their respective staffs and other professionals employed by an affiliate of the Administrator who provide services to the Corporation and assist with the preparation, coordination, and administration of the foregoing or provide other "back-office" or "middle-office" financial or operational services to the Corporation. Notwithstanding anything to the contrary contained herein, the Corporation shall reimburse the Adviser (or its affiliates) for an allocable portion of the compensation paid by the Adviser (or its affiliates) to such individuals.

3.             Compensation of the Adviser. The Corporation agrees to pay, and the Adviser agrees to accept, as compensation for the investment advisory and management services provided by the Adviser hereunder, a fee consisting of two components: a base management fee (the "Management Fee") and an incentive fee (the "Incentive Fee"), each as hereinafter set forth. The Corporation shall make any payments due hereunder to the Adviser or to the Adviser's designee as the Adviser may otherwise direct. To the extent permitted by applicable law, the Adviser may elect, or the Corporation may adopt, a deferred compensation plan pursuant to which the Adviser may elect to defer all or a portion of its fees hereunder for a specified period of time. The Adviser may agree to temporarily or permanently waive, in whole or in part, the Base Management Fee and/or the Incentive Fee.

(a)             The Management Fee shall be calculated and paid as set forth on Schedule A hereto, as such schedule may be amended from time to time.

(b)             The Incentive Fee shall be calculated and paid as set forth on Schedule A hereto, as such schedule may be amended from time to time.

4.             Covenants of the Adviser. The Adviser covenants that it is registered as an investment adviser under the Investment Advisers Act and will remain so registered so long as the Corporation maintains its election to be regulated as a business development company under the Investment Company Act. The Adviser agrees that its activities shall at all times be in compliance in all material respects with all applicable federal and state laws governing its operations and investments.

5.             Excess Brokerage Commissions. The Adviser is authorized, to the fullest extent now or hereafter permitted by law, to cause the Corporation to pay a member of a national securities exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of such exchange, broker or dealer would have charged for effecting such transaction if the Adviser determines, in good faith and taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, and operational facilities of the firm and the firm's risk and skill in positioning blocks of securities, that the amount of such commission is reasonable in relation to the value of the brokerage and/or research services provided by such member, broker or dealer, viewed in terms of either that particular transaction or its overall responsibilities with respect to the Corporation's portfolio, and constitutes the best net result for the Corporation.

6.             Proxy Voting. The Adviser shall be responsible for voting any proxies solicited by an issuer of securities held by the Corporation in the best interest of the Corporation and in accordance with the Adviser's proxy voting policies and procedures, as any such proxy voting policies and procedures may be amended from time to time. The Corporation has been provided with a copy of the Adviser's proxy voting policies and procedures and has been informed as to how it can obtain further information from the Adviser regarding proxy voting activities undertaken on behalf of the Corporation.

7.             Limitations on the Employment of the Adviser. The services of the Adviser to the Corporation are not, and shall not be, exclusive. The Adviser may engage in any other business or render similar or different services to others including the direct or indirect sponsorship or management of other investment-based accounts or commingled pools of capital, however structured, having investment objectives similar to those of the Corporation; provided that its services to the Corporation hereunder are not impaired thereby. Nothing in this Agreement shall limit or restrict the right of any manager, partner, officer or employee of the Adviser to engage in any other business or to devote his or her time and attention in part to any other business, whether of a similar or dissimilar nature, or to receive any fees or compensation in connection therewith (including fees for serving as a director of, or providing consulting services to, one or more of the portfolio companies of the Corporation, subject at all times to applicable law). So long as this Agreement or any extension, renewal or amendment hereof remains in effect, the Adviser shall be the only investment adviser for the Corporation, subject to the Adviser's right to enter into sub-advisory agreements. The Adviser assumes no responsibility under this Agreement other than to render the services called for hereunder. It is understood that directors, officers, employees and stockholders of the Corporation are or may become interested in the Adviser and its affiliates, as directors, officers, employees, partners, stockholders, members, managers or otherwise, and that the Adviser and directors, officers, employees, partners, stockholders, members and managers of the Adviser and its affiliates are or may become similarly interested in the Corporation as stockholders or otherwise.

Subject to any restrictions prescribed by law, by the provisions of the Codes of Ethics of the Corporation and the Adviser and by the Adviser's allocation policy, the Adviser and its members, officers, employees and agents shall be free from time to time to acquire, possess, manage and dispose of securities or other investment assets for their own accounts, for the accounts of their family members, for the account of any entity in which they have a beneficial interest or for the accounts of others for whom they may provide investment advisory, brokerage or other services (collectively, "Managed Accounts"), in transactions that may or may not correspond with transactions effected or positions held by the Corporation or to give advice and take action with respect to Managed Accounts that differs from advice given to, or action taken on behalf of, the Corporation; provided that the Adviser allocates investment opportunities to the Corporation, over a period of time on a fair and equitable basis compared to investment opportunities extended to other Managed Accounts. The Adviser is not, and shall not be, obligated to initiate the purchase or sale for the Corporation of any security that the Adviser and its members, officers, employees or agents may purchase or sell for its or their own accounts or for the account of any other client if, in the opinion of the Adviser, such transaction or investment appears unsuitable or undesirable for the Corporation. Moreover, it is understood that when the Adviser determines that it would be appropriate for the Corporation and one or more Managed Accounts to participate in the same investment opportunity, the Adviser shall seek to execute orders for the Corporation and for such Managed Account(s) on a basis that the Adviser considers to be fair and equitable over time. In such situations, the Adviser may (but is not required to) place orders for the Corporation and each Managed Account simultaneously or on an aggregated basis. If all such orders are not filled at the same price, the Adviser may cause the Corporation and each Managed Account to pay or receive the average of the prices at which the orders were filled for the Corporation and all relevant Managed Accounts on each applicable day. If all such orders cannot be fully executed under prevailing market conditions, the Adviser may allocate the investment opportunities among participating accounts in a manner that the Adviser considers equitable, taking into account, among other things, the size of each account, the size of the order placed for each account and any other factors that the Adviser deems relevant.

8.             Responsibility of Dual Directors, Officers and/or Employees. If any person who is a manager, partner, officer or employee of the Adviser or the Administrator is or becomes a director, officer and/or employee of the Corporation and acts as such in any business of the Corporation, then such manager, partner, officer and/or employee of the Adviser or the Administrator shall be deemed to be acting in such capacity solely for the Corporation and not as a manager, partner, officer and/or employee of the Adviser or the Administrator or under the control or direction of the Adviser or the Administrator, even if paid by the Adviser or the Administrator.

9.             Limitation of Liability of the Adviser; Indemnification. The Adviser (and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Adviser, including the Administrator) shall not be liable to the Corporation or its stockholders for any action taken or omitted to be taken by the Adviser (and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Adviser, including the Administrator) in connection with the performance of any of its duties or obligations under this Agreement or otherwise as an investment adviser of the Corporation, except to the extent specified in Section 36(b) of the Investment Company Act concerning loss resulting from a breach of fiduciary duty (as the same is finally determined by judicial proceedings) with respect to the receipt of compensation for services, and the Corporation shall indemnify, defend and protect the Adviser (and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Adviser, including the Administrator, each of whom shall be deemed a third party beneficiary hereof) (collectively, the "Indemnified Parties") and hold them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys' fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Corporation or its security holders) arising out of or otherwise based upon the performance of any of the Adviser's duties or obligations under this Agreement or otherwise as an investment adviser of the Corporation. Notwithstanding the preceding sentence of this Paragraph 9 to the contrary, nothing contained herein shall protect or be deemed to protect the Indemnified Parties against or entitle or be deemed to entitle the Indemnified Parties to indemnification in respect of, any liability to the Corporation or its security holders to which the Indemnified Parties would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the Adviser's duties or by reason of the reckless disregard of the Adviser's duties and obligations under this Agreement (as the same shall be determined in accordance with the Investment Company Act and any interpretations or guidance by the SEC or its staff thereunder).

10.           Effectiveness, Duration and Termination of Agreement. This Agreement shall become effective as of the date hereof. This Agreement shall continue for a term of two years, and thereafter shall continue automatically for successive annual periods, provided that such continuance is specifically approved at least annually by (a) the vote of the Board of Directors or by the vote of a majority of the outstanding voting securities of the Corporation and (b) the vote of a majority of the Corporation's Directors who are not parties to this Agreement or "interested persons" (as such term is defined in Section 2(a)(19) of the Investment Company Act) of any such party, in accordance with the requirements of the Investment Company Act, as such requirements may be modified by rule, regulation, order or guidance of the SEC or its staff. This Agreement may be terminated at any time, without the payment of any penalty, upon 60 days' written notice, by the vote of a majority of the outstanding voting securities of the Corporation or by the vote of the Corporation's Directors or by the Adviser. This Agreement shall automatically terminate in the event of its "assignment" (as such term is defined for purposes of Section 15(a)(4) of the Investment Company Act). The provisions of Section 9 of this Agreement shall remain in full force and effect, and the Indemnified Parties shall remain entitled to the benefits thereof, notwithstanding any termination of this Agreement. Further, notwithstanding the termination or expiration of this Agreement as aforesaid, the Adviser shall be entitled to any amounts owed under Section 3 through the date of termination or expiration and Section 9 shall continue in force and effect and apply to the Adviser and its representatives as and to the extent applicable.

11.           Notices. Any notice under this Agreement shall be given in writing, addressed and delivered or mailed, postage prepaid, to the other party at its principal office, or alternatively shall be given by email to the chief legal officer or chief compliance officer of the respective party and shall be deemed to be received on the earlier of the date actually received or on the fourth day after the postmark if such notice is mailed first class postage prepaid.

12.           Amendments. This Agreement may be amended by mutual consent, but the consent of the Corporation must be obtained in conformity with the requirements of the Investment Company Act.

13.           Entire Agreement; Governing Law. This Agreement contains the entire agreement of the parties and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, including Sections 5-1401 and 5-1402 of the New York General Obligations Law and New York Civil Practice Laws and Rules 327(b), and the applicable provisions of the Investment Company Act. To the extent that the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act, the latter shall control. The parties unconditionally and irrevocably consent to the exclusive jurisdiction of the courts located in the State of New York and waive any objection with respect thereto, for the purpose of any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

14.           No Waiver. The failure of either party to enforce at any time for any period the provisions of or any rights deriving from this Agreement shall not be construed to be a waiver of such provisions or rights or the right of such party thereafter to enforce such provisions, and no waiver shall be binding unless executed in writing by all parties hereto.

15.           Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

16.           Counterparts. This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original instrument and all of which taken together shall constitute one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

17.           Survival of Certain Provisions. The provisions of Sections 9, 13, 14 and 15 of this Agreement shall survive any termination or expiration of this Agreement and the dissolution, termination and winding up of the Corporation.

18.           Exchange Listing. Following an Exchange Listing, the Corporation may amend and/or restate this Agreement to remove this Section 18, Sections 1(a), 2(a)(i) and 2(b)(i) of Schedule A hereto and any references to an Exchange Listing in this Agreement and/or any schedules hereto without any further action by the Board of Directors or the Corporation's stockholders.

19.           Certain Matters of Construction.

(a)            The words "hereof," "hereto," "herein," "hereunder" and words of similar import shall refer to this Agreement as a whole and not to any particular Section or provision of this Agreement, and reference to a particular Section hereof shall include all subsections thereof.

(b)            Definitions shall be equally applicable to both the singular and plural forms of the terms defined, and references to the masculine, feminine or neuter gender shall include each other gender.

(c)            The word "including" shall mean including without limitation.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date above written.

26NORTH BDC, INC.

By:
Name:
Title:

26NORTH DIRECT LENDING LP

By: 26North Direct Lending GP, LLC, its general partner

By:
Name:
Title:

[Signature Page to 26North BDC, Inc. Investment Advisory Agreement]

SCHEDULE A

CALCULATION AND PAYMENT OF Management fee and INCENTIVE FEE

1.            The Management Fee is payable quarterly in arrears. The Management Fee for any partial quarter will be appropriately prorated and adjusted for any share issuances or repurchases during the relevant calendar quarters. For purposes of this Schedule A, "gross assets" means the total assets of the Corporation determined on a consolidated basis in accordance with generally accepted accounting principles in the United States, excluding cash and cash equivalents, but including assets purchased with borrowed amounts.

(a)            Prior to any listing of the Corporation's shares of common stock on a national securities exchange (an "Exchange Listing"), the Management Fee is payable at an annual rate of 0.75% of the average value of gross assets (excluding cash and cash equivalents but including assets purchased with borrowed amounts) at the end of each of the Corporation's two most recently completed calendar quarters.

(b)            After an Exchange Listing, the Management Fee is payable at an annual rate of 1.00% of the average value of gross assets (excluding cash and cash equivalents but including assets purchased with borrowed amounts) at the end of each of the Corporation's two most recently completed calendar quarters.

2.            The Incentive Fee shall consist of two parts: the income component (the "Investment Income Incentive Fee") and the capital gains component (the "Capital Gains Incentive Fee"). The Investment Income Incentive Fee shall be calculated as provided in clause (a) below and payable quarterly in arrears. The Capital Gains Incentive Fee shall be calculated as provided in clause (b) below and payable (i) in arrears at the end of each calendar year or (ii) in the event that this Agreement is terminated, as of the termination date.  The Adviser shall not be required to reimburse the Corporation for any part of an Incentive Fee it receives that was based on accrued interest that the Corporation accrues but never actually receives. The Incentive Fees for any partial period will be appropriately prorated.

(a)            The Investment Income Incentive Fee component is calculated quarterly in arrears based on the Pre-Incentive Fee Net Investment Income (as defined below) of the Corporation for the immediately preceding quarter. The Investment Income Incentive Fee component will equal (x) prior to an Exchange Listing, 10.0% and (y) after an Exchange Listing, 17.5%, in each case of Pre-Incentive Fee Net Investment Income for the immediately preceding quarter, to the extent that such Pre-Incentive Fee Net Investment Income exceeds a 1.50% quarterly (6.0% annualized) hurdle rate (the "Hurdle Rate"), subject to a "catch-up" feature. Pre-Incentive Fee Net Investment Income for the immediately preceding quarter expressed as a rate of return on the value of the Corporation's net assets at the beginning of the immediately preceding calendar quarter will be compared to a "hurdle amount" equal to the product of the Hurdle Rate and the Corporation's net assets (defined as total assets less indebtedness and before taking into account any Incentive Fees payable during the period) at the beginning of the immediately preceding calendar quarter.

(i)            For periods prior to an Exchange Listing, the Investment Income Incentive Fee component will be calculated with respect to the Corporation's Pre-Incentive Fee Net Investment Income quarterly, in arrears, as follows:

(1)            zero in any calendar quarter in which the Corporation's Pre-Incentive Fee Net Investment Income does not exceed the Hurdle Rate for such calendar quarter;

(2)            100% of the Corporation's Pre-Incentive Fee Net Investment Income with respect to that portion of such Pre-Incentive Fee Net Investment Income, if any, that exceeds the Hurdle Rate but is less than 1.6667% for that calendar quarter is payable to the Adviser; and

(3)            10.0% of the Corporation's Pre-Incentive Fee Net Investment Income, if any, that exceeds 1.6667% in any calendar quarter is payable to the Adviser.

(ii)           For periods following an Exchange Listing, the Investment Income Incentive Fee component will be calculated with respect to the Corporation's Pre-Incentive Fee Net Investment Income quarterly, in arrears, as follows:

(1)            zero in any calendar quarter in which the Corporation's Pre-Incentive Fee Net Investment Income does not exceed the Hurdle Rate for such calendar quarter;

(2)            100% of the Corporation's Pre-Incentive Fee Net Investment Income with respect to that portion of such Pre-Incentive Fee Net Investment Income, if any, that exceeds the Hurdle Rate but is less than 1.8182% for that calendar quarter is payable to the Adviser; and

(3)            17.5% of the Corporation's Pre-Incentive Fee Net Investment Income, if any, that exceeds 1.8182% in any calendar quarter is payable to the Adviser.

For purposes of this Schedule A, "Pre-Incentive Fee Net Investment Income" means interest income, dividend income and any other income (including any accrued income that the Corporation has not yet received in cash and any other fees such as commitment, origination, structuring, diligence and consulting fees or other fees that the Corporation receives from portfolio companies) accrued during the calendar quarter minus the Corporation's operating expenses accrued during the calendar quarter (including the Management Fee, administrative expenses and any interest expense and dividends paid on issued and outstanding preferred stock, but excluding the Incentive Fee).

(b)            The Capital Gains Incentive Fee will be an annual fee that will be determined and payable, in arrears, as of the end of each calendar year (or upon termination of the Agreement) as follows:

(i)            For periods prior to an Exchange Listing, in an amount equal to 10.0% of realized capital gains, if any, determined on a cumulative basis from the commencement date of the Corporation’s investment operations (based on the fair market value of each investment as of such date) through the end of such calendar year (or upon termination of the Agreement), computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis from the commencement of the Corporation's investment operations through the end of such calendar year (or upon termination of the Agreement), less the aggregate amount of any previously paid Capital Gains Incentive Fees.

(ii)            For periods following an Exchange Listing, in an amount equal to 17.5% of realized capital gains, if any, determined on a cumulative basis from the commencement date of the Corporation’s investment operations (based on the fair market value of each investment as of such date) through the end of such calendar year (or upon termination of the Agreement), computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis from the commencement of the Corporation's investment operations through the end of such calendar year (or upon termination of the Agreement), less the aggregate amount of any previously paid Capital Gains Incentive Fees.

(iii)           For purposes of Section 2(b):

(1)            Realized capital gains are calculated as the sum of the differences, if positive, between (A) the net sales price of each investment in the Corporation's portfolio when sold and (B) the accreted or amortized cost basis of such investment.

(2)            Realized capital losses are calculated as the sum of the amounts by which (A) the net sales price of each investment in the Corporation's portfolio when sold is less than (B) the accreted or amortized cost basis of such investment.

(3)            Unrealized capital depreciation is calculated as the sum of the differences, if negative, between (A) the valuation of each investment in the Corporation's portfolio as of the applicable Capital Gains Incentive Fee calculation date and (B) the accreted or amortized cost basis of such investment.

(4)            Notwithstanding the foregoing, if the Corporation is required by United States generally accepted accounting principles ("GAAP") to record an investment at its fair value as of the time of acquisition instead of at the actual amount paid for such investment (including, for example, as a result of the application of the acquisition method of accounting), then solely for the purposes of calculating the Capital Gains Incentive Fee, the "accreted or amortized cost basis" of an investment shall be an amount (the "Contractual Cost Basis") equal to (A) (x) the actual amount paid by the Corporation for such investment plus (y) any amounts recorded in the Corporation's financial statements as required by GAAP that are attributable to the accretion of such investment plus (z) any other adjustments made to the cost basis included in the Corporation's financial statements, including payment-in-kind interest or additional amounts funded (net of repayments) minus (B) any amounts recorded in the Corporation's financial statements as required by GAAP that are attributable to the amortization of such investment. For the avoidance of doubt, the Contractual Cost Basis as determined pursuant to the foregoing sentence may be higher or lower than the fair value of such investment (as determined in accordance with GAAP) at the time of acquisition. In connection with the foregoing, in the event investments are purchased in a single transaction or series of related transactions for an aggregate purchase price without the Corporation allocating such purchase price to specific investments, the Corporation may assign a Contractual Cost Basis to a specific investment equal to such investment's Pro Rata Share of such aggregate purchase price paid. "Pro Rata Share" means the resulting percentage determined using the amount at which a specific investment acquired in a single transaction or series of related transactions is recorded in the Corporation's financial statements at the time of acquisition according to GAAP divided by the total amount at which all investments acquired in the same transaction or series of related transactions are recorded in the Corporation's financial statements at the time of acquisition according to GAAP.